Exhibit 99.1

Compensation Information for the Company’s Named Executive Officers

Robert I. Blum, President & Chief Executive Officer:

•	2022 base salary $742,410;

•	2021 bonus award $428,314; and

•	2022 target bonus is 65% of base salary.

David W. Cragg, Chief Human Resources and Administration Officer:

•	2022 base salary $431,502;

•	2021 bonus award $161,813; and

•	2022 target bonus is 45% of base salary.

Ching W. Jaw, Senior Vice President, Finance and Chief Financial Officer:

•	2022 base salary $496,199;

•	2021 bonus award $188,937; and

•	2022 target bonus is 45% of base salary.

Fady I. Malik, Executive Vice President, Research and Development:

•	2022 base salary $558,117;

•	2021 bonus award $209,831; and

•	2022 target bonus is 45% of base salary.

Mark A. Schlossberg, Senior Vice President, Legal and General Counsel:

•	2022 base salary $506,189;

•	2021 bonus award $184,954; and

•	2022 target bonus is 45% of base salary.